Exhibit 5.1

[On the letterhead of Fenwick & West LLP]

May 26, 2004

Opsware Inc.

599 N. Mathilda Avenue

Sunnyvale, California 94085

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (Registration No. 333-114835) (the “Registration Statement”) filed by Opsware Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on April 26, 2004, and as amended on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of the proposed issuance and sale, from time to time, by the Company of its shares of Common Stock, par value $0.001 per share (the “Stock”), having a maximum aggregate public offering price of up to $150,000,000 (or the equivalent in one or more foreign currencies). The Stock may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included an examination of the following:

(1)	the Company’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on March 14, 2001, as amended by a Certificate of Amendment filed with the Delaware Secretary of State on August 16, 2002 (collectively, the “Restated Certificate”);

(2)	the Company’s Amended and Restated Bylaws, as amended and restated on February 26, 2002 (the “Bylaws”);

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	the Prospectus;

(5)	the resolutions of the Company’s Board of Directors (the “Board”) adopted at a meeting on April 9, 2004, approving the filing of the Registration Statement and, subject to future action by the Board or a committee thereof, the sale and issuance of the Stock;

(6)	the stock records that the Company has provided to us, consisting of certificates from the Company’s transfer agent as of May 25, 2004 and as of the date hereof, verifying the number of the Company’s issued and outstanding shares of capital stock as of those dates, a summary report as of May 25, 2004 and as of the date hereof of the number of shares of the Company’s common stock subject to issuance upon exercise of outstanding options to purchase the Company’s common stock and the number of shares of the Company’s common stock reserved for issuance upon the exercise of options to be granted in the future (the “Stock Records”); and

(7)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and deliver are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to the Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the Stock.

The Company has informed us that the Company intends to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Stock, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

Based upon the foregoing, we are of the opinion that:

When (i) the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action of the Company (including the Board and, if required, its stockholders) and (ii) such shares of Common Stock have been issued and the certificates representing shares of Common Stock have been duly executed by the Company, countersigned, registered, sold and delivered in the manner and for the consideration approved by the Board and, if required, the stockholders (which consideration is not less than the par value of the Common Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, then the shares of Common Stock will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with the issuance and sale of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP